Exhibit 10.2

PROMISSORY NOTE

Dallas, Texas

$50,000,000.00	March 24, 2011

FOR VALUE RECEIVED, MACQUARIE CNL INCOME, LP, a Delaware limited partnership (herein called “Borrower”), promises to pay to the order of JPMORGAN CHASE BANK, N.A., a national banking association (herein called “Payee”), at its banking office located at 2200 Ross Avenue, 9th Floor, Dallas, Texas 75201, Attention: Commercial Real Estate Manager, or at such other place as Payee may hereafter designate in writing, in immediately available funds and in lawful money of the United States of America, the principal sum of Fifty Million and 00/100 Dollars ($50,000,000.00) (or the unpaid balance of all principal advanced against this note, if that amount is less), together with interest on the unpaid principal balance of this note from time to time outstanding until maturity at the rate or rates provided for in the Credit Agreement; provided, that for the full term of this note, the interest rate produced by the aggregate of all sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the debt evidenced hereby shall not exceed the Maximum Rate, if any, applicable to Payee.

If, for any reason whatever, the interest paid or received on this note during its full term produces a rate which exceeds the Maximum Rate, if any, applicable to Payee, the holder of this note shall refund to the payor or, at the holder’s option, credit against the principal of this note such portion of said interest as shall be necessary to cause the interest paid on this note to produce a rate equal to the Maximum Rate, if any, applicable to payee. All sums paid or agreed to be paid to the holder of this note for the use, forbearance or detention of the indebtedness evidenced hereby shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread in equal parts throughout the full term of this note, so that the interest rate is uniform throughout the full term of this note.

This note has been issued pursuant to the terms of a Credit Agreement (which, as it may be amended, restated, modified or supplemented from time to time, is herein called the “Credit Agreement”) of even effective date herewith, by and among Borrower, the other Loan Parties thereto and Payee, to which reference is made for all purposes. All advances of Revolving Loans by Payee shall be evidenced by this note, and all such advances, the payments and prepayments hereunder and any acceleration hereof shall be governed by the Credit Agreement. Capitalized words and phrases used herein and not defined herein and which are defined in the Credit Agreement shall have the same meanings herein as are ascribed to them in the Credit Agreement.

The unpaid principal balance of this note at any time shall be the total of all Revolving Loans lent or advanced against this note less the sum of all principal payments and permitted prepayments made on Revolving Loans by or for the account of Borrower. All such loans and advances and all payments and permitted prepayments made hereon may be endorsed by the holder of this note on the schedule which is attached hereto (and hereby made a part hereof for all purposes) or otherwise recorded in the holder’s records; provided, that any failure to make notation of (a) any advance shall not cancel, limit or otherwise affect Borrower’s obligations or any holder’s rights with respect to that

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advance, or (b) any payment or permitted prepayment of principal shall not cancel, limit or otherwise affect Borrower’s entitlement to credit for that payment as of the date received by the holder.

Borrower and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of intent to accelerate and notice of acceleration, notice of protest and notice of dishonor), demand, presentment for payment, protest, diligence in collecting and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to any of them. Each such person agrees that his, her or its liability on or with respect to this note shall not be affected by any release of or change in any guaranty or security at any time existing or by any failure to perfect or maintain perfection of any lien against or security interest in any such security or the partial or complete unenforceability of any guaranty or other surety obligation, in each case in whole or in part, with or without notice and before or after maturity.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (BUT WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS) OF THE STATE OF FLORIDA, BUT GIVING EFFECT TO FEDERAL LAWS APPLICABLE TO NATIONAL BANKS.

MACQUARIE CNL INCOME, LP,
a Delaware limited partnership

By:	Macquarie CNL Income GP, LLC,
a Delaware limited liability company
its General Partner

	By:	Macquarie CNL Global Income Trust, Inc., a Maryland corporation its Managing Member

		By:	/s/ Robert A. Bourne
Robert A. Bourne
Chief Executive Officer

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